Exhibit 99.1

The Metals Company and Low Carbon Royalties
form Strategic Partnership

-	Low Carbon Royalties provides critical funding to low-carbon emitting energy production and technologies, transition metals and minerals required for energy storage and electrification, and the evolving environmental markets. Low Carbon Royalties is led by Brian Paes-Braga, Managing Partner of SAF Growth, the equity investment arm of SAF Group, one of Canada’s largest alternative asset managers, and the Founder and CEO of Lithium X Energy Corp.

-	The Metals Company, an explorer of the world’s largest estimated undeveloped resource of energy transition metals (nickel, copper, cobalt, manganese) has contributed a future revenue royalty on its NORI project in consideration for a 35% strategic stake in Low Carbon Royalties and US$5,000,000, with CEO and Chairman, Gerard Barron, joining the Board of Directors

-	Strategic stake in Low Carbon Royalties has the potential to become an independent future source of mission-aligned funding for The Metals Company’s projects

NEW YORK, Feb 21, 2023 — TMC the metals company Inc. (NASDAQ: TMC) (“The Metals Company” or “TMC”) today announced a strategic partnership with Low Carbon Royalties Inc. (“Low Carbon Royalties” or “LCR”) to finance the development and production of low-carbon fuels and energy transition metals. TMC and LCR have agreed to a purchase and sale agreement (the “Agreement”) whereby LCR has acquired a 2.0% gross overriding royalty on any future revenue derived from TMC’s NORI area in the Clarion Clipperton Zone of the Pacific Ocean (“NORI Royalty”). In consideration for the NORI Royalty, TMC received a 35.0% strategic equity interest in LCR and US$5,000,000 cash. TMC will retain the right to repurchase up to 75% of the NORI Royalty at an agreed capped return, exercisable in two transactions, between the second and the tenth anniversary of the Agreement. If both repurchase transactions are executed, LCR’s remaining gross overriding royalty on the NORI project revenue will be 0.5%.

The NORI Royalty has been added to the LCR portfolio that contains a 1.6% gross overriding royalty on a producing natural gas field in Latin America, providing exposure to a lower-carbon transition fuel aligned with government emissions reduction policies. LCR is committed to expanding its portfolio of assets to deliver a new source of funding to producers of low-carbon energy and energy transition metals while delivering the high shareholder returns typical of the revenue royalty business model.

Gerard Barron, Chairman and CEO of The Metals Company, said: “NORI and Low Carbon Royalties are a great fit. As the world’s #1 largest undeveloped nickel project, NORI can move the needle on energy transition metals both in terms of volume as well as low carbon cost of production, and the NORI Royalty can become the cornerstone asset as LCR builds its portfolio of other royalty streams in the coming years.

“In the short term, this strategic partnership with LCR helps us progress the development of the NORI-D project by bolstering our cash balance without issuing new equity in TMC. In the coming years, LCR has the potential to be an important additional source of capital to bring NORI-D and other TMC projects into production. This transaction also offers TMC shareholders exposure to a royalty company that I am confident under Brian’s leadership will become a market leader.”

Brian Paes-Braga, Chairman and CEO of Low Carbon Royalties, commented: “The world’s transition to a low-carbon future requires a generational change in our energy production and infrastructure. An unprecedented ramp-up in metal production and other low carbon energy sources is needed to enable this shift. However, relative to other parts of the value chain, global investment in mining of energy transition metals is lagging. We believe TMC’s polymetallic nodules offer a promising low-carbon alternative source of energy transition metals. We are not naïve to the potential risks of pioneering new industries such as deepsea minerals and we are closely following NORI’s ongoing assessment of environmental and social impacts of their offshore operations. We applaud companies like TMC who strive to set a new standard in the metals industry by investing heavily in data and consultation to make informed decisions inclusive of all stakeholders. Our extensive experience in building, developing and financing natural resource assets and companies allows us to consider trade-offs of resource projects thoughtfully. We think TMC’s NORI project could provide a meaningful supply of energy transition metals and we are excited to serve as a source of long-term capital to TMC’s projects.”

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion-Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

More information is available at www.metals.co.

Media | media@metals.co
Investors | investors@metals.co

About Low Carbon Royalties

Low Carbon Royalties provides funding to low carbon emitting energy production and technologies (natural gas, nuclear, renewables), transition metals and minerals required for energy storage and electrification (Cu, Li, Ni, Co, Mn), and the evolving environmental markets. The company is supported by SAF Group, one of Canada’s largest alternative asset managers with extensive experience and track record in resource-focused structured credit solutions, having deployed over C$4 billion in capital in related opportunities.

More information is available at www.lowcarbonroyalties.com

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to the future financial outlook of LCR and TMC and their anticipated events or results and may include information regarding their proposed business, financial positions, growth plans, strategies, and information regarding their expectations of future results, performance, achievements, prospects or opportunities or the markets in which TMC and LCR operate or intend to operate. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements.

Most of these factors are outside TMC’s and LCR’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: TMC’s ability raise adequate financing; TMC’s ability to obtain exploitation contracts; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in relevant areas and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; TMC’s ability to successfully enter into binding agreements with each of Allseas and Epsilon Carbon; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collective, development and processing operations, including with respect to the proposed plant in India and Allseas’ expected development efforts; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property; LCR’s limited operating history; and other risks and uncertainties, including those under Item 1A “Risk Factors” in TMC’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by TMC with the Securities and Exchange Commission (“SEC”) on March 25, 2022, and in TMC’s other future filings with the SEC, including TMC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 when filed with the SEC. TMC cautions that the foregoing list of factors is not exhaustive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.